Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8  (Registration  Nos.  33-71194  and  333-70179)  of FFW
Corporation (the "Company") of our report dated August 16, 2002, on the consolidated financial statements of the Company, which report is included in the Company's Annual Report to Shareholders and is incorporated by reference in the Company's Form 10-KSB for the year ended June 30, 2002.



                                          /s/ Crowe, Chizek and Company LLP

                                          Crowe, Chizek and Company LLP


South Bend, Indiana
September 25, 2002